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                                                                   EXHIBIT 10.27
                           ASSUMPTION OF OBLIGATIONS

    THIS ASSUMPTION OF OBLIGATIONS, dated as of November 20, 1996, by THOUSAND TRAILS, INC., a Delaware corporation formerly called New Thousand Trails, Inc. (the "Company").

                                    RECITALS
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    A.  USTrails Inc., a Nevada corporation (the "Issuer"), has entered into the following plans, instruments and agreements providing for the issuance or delivery of shares of its common stock in accordance with and subject to the terms and conditions set forth therein (collectively, the "Stock Plans and Rights"):

         (1) the USTrails Inc. 1991 Employee Stock Incentive Plan, as amended, and the stock option agreements entered into pursuant thereto;

         (2)  the USTrails Inc. 1993 Stock Option and Restricted Stock
              Purchase Plan, as amended, and the stock option agreements entered into pursuant thereto;

         (3) the USTrails Inc. 1993 Director Stock Option Plan, as amended, and the stock option agreements entered into pursuant thereto;

         (4) Warrant Certificates originally issued December 31, 1991 to purchase an aggregate of 194,521 shares of the Issuer's common stock;

         (5) Warrant Certificates originally issued June 12, 1992 to purchase an aggregate of 290,314 shares of the Issuer's common stock;

         (6) Warrant Certificates originally issued from March 2, 1994 to May 16, 1995 to purchase an aggregate of 10,170 shares of the Issuer's common stock; and

         (7) the Stock Option Agreement, dated as of August 1, 1996, between the Issuer and William J. Shaw.

    B. Pursuant to an Agreement and Plan of Merger, dated as of October 1, 1996 (the "Merger Agreement"), between the Issuer and the Company, the Issuer will be merged into the Company (the "Merger").

    C. At the effective time of the Merger, each outstanding share of the Issuer's common stock will be changed and converted into and will become one share of common stock, $.01 par value, of the Company ("Company Stock").

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    NOW, THEREFORE, in order to comply with the requirements of the Merger
Agreement, the Company agrees as follows:

    Section 1:  The Company expressly assumes:  (a) the obligations of the
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Issuer to deliver such shares of stock, securities, or other assets as, in accordance with the provisions of the Stock Plans and Rights, the holders of rights thereunder may be entitled to receive subject to the terms and conditions set forth in the Stock Plans and Rights; and (b) the other obligations of the Issuer under the Stock Plans and Rights.

    Section 2:  The Company hereby confirms that at the effective time of the
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Merger the rights to purchase shares of the Issuer's common stock under the
Stock Plans and Rights shall become rights to purchase the same number of shares of Company Stock with no other changes in the terms and conditions of such rights, including exercise prices.

    Section 3:  This Assumption of Obligations shall be effective upon the
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effectiveness of the Merger.

    Section 4:  This Assumption of Obligations shall be governed by and
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construed in accordance with the laws of the State of Delaware.

    IN WITNESS WHEREOF, the Company has caused this Assumption of Obligations to be duly executed and its seal to be affixed hereunto and duly attested all as of the day and year first above written.

                             THOUSAND TRAILS, INC., a Delaware corporation

[Corporate Seal]

                             By:      /s/ William J. Shaw
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                                William J. Shaw
                                Chief Executive Officer and President

Attest:

By:  /s/ Walter B. Jaccard
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   Walter B. Jaccard
   Vice President, General Counsel
   and Secretary

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